Press Release

FOR IMMEDIATE RELEASE

Contact: Sandra Novick
                 Director of Marketing
                 (631) 537-1001, ext. 263

BRIDGE BANCORP, INC. ANNOUNCES
SECOND QUARTER 2004 CASH DIVIDEND AND A STOCK SPLIT
The Bridgehampton National Bank is Recognized for its Strength in Performance by Independent Banker

(Bridgehampton, NY – June 22, 2004) Bridge Bancorp, Inc. (the “Company”) (NASDAQ/OTCBB:BDGE), the holding company for The Bridgehampton National Bank, on June 21, 2004 declared a quarterly cash dividend of $0.25 per share continuing the Company’s trend of uninterrupted cash dividends, as well as a three-for-two stock split in the form of a stock dividend.

The cash dividend, which will be payable to shareholders of record as of July 2, 2004, represents a 4.2% increase over the prior quarter and on a year-to-date basis, an increase of 38.9% over last year. The stock dividend will be paid in the form of Company stock, one additional share for each two shares owned by shareholders of record as of July 9, 2004. Both the cash and stock dividends will be distributed to shareholders on July 23, 2004.

Thomas J. Tobin, President and Chief Executive Officer, commented, “The market continues to acknowledge our consistent and steady performance. As of today shares of Bridge Bancorp appreciated 12.9% year to date following a 57.7% appreciation for the year ended December 31, 2003. The increased number of shares outstanding, together with the decreased per share price after the stock split, will likely facilitate continued retail investor interest in shares of Bridge Bancorp”.

The June 2004 issue of Independent Banker, published by the Independent Community Bankers of America, ranked The Bridgehampton National Bank 7th in return on average equity and 13th in return on average assets as of December 31, 2003 among banks of its asset size throughout the United States. Referring to the Independent Banker ranking, Mr. Tobin continued, “Recognition of the strength of the Company’s financial performance amongst our industry peers is always gratifying.”

The stock split in the form of a stock dividend will increase the number of shares issued, including treasury shares, from 4,257,597 to 6,386,395. It is important to note that stockholders of record do not have to take any action. Additional shares will be issued and distributed automatically, and fractional shares will be paid in cash.

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Federally chartered in 1910, the Bank was founded by local farmers and merchants. For nearly a century, The Bridgehampton National Bank has maintained its focus on building business and consumer banking relationships on eastern Long Island. The Bank offers a broad range of deposit and loan products and services through its full service branch network and through alternative delivery channels.

Bridgehampton National Bank is the oldest independent commercial bank headquartered on the South Fork of Long Island and operates retail branches in Bridgehampton, East Hampton, Greenport, Hampton Bays, Mattituck, Montauk, Peconic Landing in Greenport, Sag Harbor, Southampton, Southampton Village and Southold.

The Bridgehampton National Bank is locally directed and managed. The Bank continues a rich tradition of involvement in the local community, supporting programs and initiatives that promote local businesses, the environment, education, healthcare, social services and the arts.

The Bank is a member of the Federal Deposit Insurance Corporation and is an Equal Housing Lender and Equal Opportunity Employer.

This release may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements, in addition to historical information, which involve risk and uncertainties, are based on the beliefs, assumptions and expectations of management of the Company. Words such as “expects,” “believes,” “should,” “plans,” “anticipates,” “will,” “potential,” “could,” “intend,” “may,” “outlook,” “likely”, “predict,” “project,” “would,” “estimates,” and variations of such similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and business of the Company, including with respect to earnings growth; revenue growth in retail banking, lending and other areas; origination volume in the Company’s consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from services and product sales; tangible capital generation; market share; expense levels; and other business operations and strategies. For this presentation, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to, prevailing economic conditions, legislative and regulatory changes, monetary and fiscal policies of the federal government, changes in tax policies, rates and regulations of federal, state and local tax authorities, changes in interest rates, deposit flows, the cost of funds, demand for loan products, demand for financial services, competition, changes in the quality and composition of the Bank’s loan and investment portfolios, changes in management’s business strategies, changes in accounting principles, policies or guidelines, changes in real estate values and other economic, competitive, governmental, regulatory and technological factors affecting the Bank’s operations, markets, products, services and prices. The forward-looking statements are made as of the date of this release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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